Exhibit 5.4

[Bryan Cave LLP Letterhead]

February 28, 2017

LifePoint Health, Inc.
330 Seven Springs Way
Brentwood, TN 37027

Re:                             LifePoint Health, Inc. Registration Statement on Form S-4 in connection with exchange offer of $500,000,000 5.375% Senior Notes due 2024

Dear LifePoint:

We have acted as special local counsel with respect to the laws of the State of Kansas to (i) Dodge City Healthcare Group, LLC and Kansas Healthcare Management Services, LLC, limited liability companies organized in Kansas (the “Kansas LLCs”), and (ii) Dodge City Healthcare Partner, Inc. and Kansas Healthcare Management Company, Inc., companies incorporated in Kansas (the “Kansas Corporations”, together with the Kansas LLCs, the “Kansas Guarantors”), in connection with the filing of a Registration Statement on Form S-4, as amended or supplemented (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), relating to the exchange by LifePoint Health, Inc., a Delaware corporation (the “Issuer”), of up to $500,000,000 aggregate principal amount of the Issuer’s 5.375% Senior Notes due 2024 (the “Old Notes”), for a new series of notes bearing substantially identical terms and in like principal amount to the Old Notes (the “New Notes”), which New Notes are to be registered under the Act pursuant to the Registration Statement (the foregoing, the “Transaction”).  The New Notes are to be issued pursuant to the Indenture, dated as of May 26, 2016 (the “Indenture”), among the Issuer, the subsidiaries of the Issuer listed on the signature pages thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee.  The Kansas Guarantors are subsidiaries of the Issuer.  The payment obligations of the Issuer pursuant to the New Notes are to be guaranteed by the Kansas Guarantors pursuant to and as set forth in Article 10 of the Indenture (the “Guarantee”).

In connection with this opinion, we have examined the following documents:

i.                                          the form of the New Notes;

ii.                                       an executed copy of the Indenture;

iii.                                    the Registration Statement;

iv.                                   photocopies of the articles of organization and operating agreements of the Kansas LLCs and applicable resolutions of the manager(s) of the Kansas LLCs pertaining to the Transaction, certified as being true, correct and complete by the secretary of the Kansas LLCs;

v.                                      photocopies of the articles of incorporation and bylaws of the Kansas Corporations and applicable resolutions of the sole director or board of directors of the Kansas Corporations pertaining to the Transaction, certified as being true, correct and complete by the secretary of the Kansas Corporations;

vi.                                   certificates issued by the Kansas Secretary of State, dated as of a recent date in February 2017, relating to the good standing of the Kansas Guarantors in the State of Kansas; and

vii.                                originals or copies of such other corporate documents and records of the Kansas Guarantors and certificates of officers of the Kansas Guarantors as we have deemed necessary as a basis for the opinions expressed herein.

In such examination, we have assumed the genuineness of all signatures, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies of originals and the authenticity of the originals of such copies.  As to all factual matters material to the opinions expressed herein, we have (with your permission and without any investigation or independent verification) relied upon, and assumed the accuracy and completeness of, such certificates and corporate documents and records and the statements of fact and representations and warranties contained in the Indenture and the other documents and instruments examined by us.  In connection with this opinion, we have assumed that the New Notes will be issued and sold in the manner described in the Registration Statement.  Our opinions set forth herein are subject to compliance with (i) the pertinent provisions of the Act and, with respect to the Indenture and the Guarantee, the Trust Indenture Act of 1939, as amended and (ii) such securities or “blue sky” laws of any jurisdiction as may be applicable.

Based solely upon the foregoing and subject to the comments, qualifications and other matters set forth herein, we are of the opinion that:

1.             Each of the Kansas LLCs is validly existing as a limited liability company under the laws of the State of Kansas.

2.             Each of the Kansas Corporations is validly existing as a corporation under the laws of the State of Kansas.

3.             Each of the Kansas LLCs has all necessary power and authority to execute and deliver and to perform its obligations under the Indenture (including the Guarantee therein).

4.             Each of the Kansas Corporations has all necessary corporate power and authority to  execute and deliver and to perform its obligations under the Indenture (including the Guarantee therein).

5.             The execution and delivery of the Indenture and the performance of its obligations thereunder (including the Guarantee therein) has been duly authorized by all requisite action on the part of each of the Kansas LLCs.

6.             The execution and delivery of the Indenture and the performance of its obligations thereunder (including the Guarantee therein) has been duly authorized by all requisite corporate action on the part of each of the Kansas Corporations.

In rendering this opinion we have made no examination of and express no opinion with respect to (i) the characterization of the Transaction, the New Notes or the Guarantee under tax laws and regulations or the tax liabilities of the parties with respect thereto, (ii) matters of anti-trust laws, (iii) matters relating to the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and similar matters of local law, and judicial decisions to the extent that they deal with any of the foregoing, (iv) matters of securities laws, including, without limitation, any blue sky laws, (v) compliance with applicable antifraud statutes, rules or regulations, (vi) matters of anti-money laundering laws, or (vii) insolvency, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, health or safety laws.  Without limiting the foregoing, no opinion is expressed herein with respect to (a) the qualification of the New Notes or the Guarantee under the securities or blue sky laws of any federal, state or any foreign jurisdiction, (b) the compliance with any federal law, rule or regulation relating to securities, or to the sale or issuance thereof or (c) the Trust Indenture Act of 1939, as amended.

The opinions expressed herein are limited to the substantive laws of the State of Kansas.  The opinions expressed herein with respect to the existence of the Kansas Guarantors in the State of Kansas are based solely upon the certificates of good standing reviewed by us.  In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Kansas Guarantors in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter.  The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to such time as the Registration Statement is declared effective and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions; however, White & Case LLP may rely upon this opinion as if it were addressed to such firm in connection with the opinion of such firm to be filed with the SEC with respect to the Transaction.

Very truly yours,

/s/ Bryan Cave LLP